UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52089	36-4528166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and supplements Item 9.01(a) of the Current Report on Form 8-K (the “Original Report”) filed by InVivo Therapeutics Holdings Corp. (the “Company”) on November 1, 2010. The Company is filing this Amendment No. 1 to the Original Report to report corrections to the statement of operations for the period from November 28, 2005 (inception) to December 31, 2009 and from November 28, 2005 (inception) to June 30, 2010.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

In accordance with Item 9.01(a), InVivo’s unaudited financial statements as of June 30, 2010 and for the years ended December 31, 2009 and 2008 are included with this Current Report beginning on Page F-1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: May 31, 2011	By:	/S/ FRANK M. REYNOLDS
Frank M. Reynolds
Chief Executive Officer

FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008 and the Period from November 28, 2005 (Inception) through December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

InVivo Therapeutics Corporation

Cambridge, Massachusetts

We have audited the accompanying balance sheets of InVivo Therapeutics Corporation as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended and for the period from November 28, 2005 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from November 28, 2005 (inception) to the December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a significant accumulated deficit, has a significant stockholders’ deficit and at December 31, 2009 the Company did not have sufficient capital to fund its operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

    September 29, 2010, except for Note 14

    as to which the date is May 31, 2011

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

BALANCE SHEETS

	June 30,	December 31,
	2010	2009	2008
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$197,758	$226,667	$206,789
Prepaid expenses	18,654	10,898	12,934

Total current assets	216,412	237,565	219,723
Property and equipment, net	171,328	173,797	25,983
Other assets	56,139	58,639	63,639

Total assets	$443,879	$470,001	$309,345

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$52,540	$81,175	$104,423
Accrued interest payable	88,514	283,608	231,477
Accrued expenses	130,539	293,584	114,158

Total current liabilities	271,593	658,367	450,058
Loans payable	500,000	590,985	77,185
Convertible notes payable	—	2,840,000	2,401,000

Total liabilities	771,593	4,089,352	2,928,243

Commitments and contingencies
Stockholders’ deficit:
Common stock , $0.001 par value; authorized 5,000,000 shares, issued and outstanding 2,261,862 shares at June 30, 2010 and 1,906,926 and 1,800,000 shares at December 31, 2009 and 2008, respectively	2,262	1,907	1,800
Additional paid-in capital	6,273,906	1,558,191	42,873
Deficit accumulated during the development stage	(6,603,882)	(5,179,449)	(2,663,571)

Total stockholders’ deficit	(327,714)	(3,619,351)	(2,618,898)

Total liabilities and stockholders’ deficit	$443,879	$470,001	$309,345

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
	(unaudited)	(unaudited)			(restated)	(unaudited) (restated)
Operating expenses:
Research and development	$625,428	$790,034	$1,807,908	$936,550	$3,483,568	$4,108,996
General and administrative	550,897	311,542	835,515	474,495	1,595,780	2,146,677

Total operating expenses	1,176,325	1,101,576	2,643,423	1,411,045	5,079,348	6,255,673

Operating loss	(1,176,325)	(1,101,576)	(2,643,423)	(1,411,045)	(5,079,348)	(6,255,673)

Other income (expense):
Other income (expense)	—	—	383,000	—	383,000	383,000
Interest income	220	54	282	1,877	7,911	8,131
Interest expense	(248,328)	(123,987)	(255,737)	(154,901)	(489,212)	(737,540)

Other income (expense), net	(248,108)	(123,933)	127,545	(153,024)	(98,301)	(346,409)

Net loss	$(1,424,433)	$(1,225,509)	$(2,515,878)	$(1,564,069)	$(5,177,649)	$(6,602,082)

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Deficit
Balance on inception date, November 28, 2005	—	$—	$—	$—	$—
Issuance of founders stock	1,800,000	1,800	—	(1,800)	—
Share-based compensation expense	—	—	18,347	—	18,347
Net loss	—	—	—	(1,097,702)	(1,097,702)

Balance as of December 31, 2007	1,800,000	1,800	18,347	(1,099,502)	(1,079,355)
Share-based compensation expense	—	—	24,526	—	24,526
Net loss	—	—	—	(1,564,069)	(1,564,069)

Balance as of December 31, 2008	1,800,000	1,800	42,873	(2,663,571)	(2,618,898)
Share-based compensation expense	—	—	171,059	—	171,059
Conversion of convertible notes payable	106,926	107	1,344,259	—	1,344,366
Net loss	—	—	—	(2,515,878)	(2,515,878)

Balance as of December 31, 2009	1,906,926	1,907	1,558,191	(5,179,449)	(3,619,351)
Share-based compensation expense	—	—	253,532	—	253,532
Issuance of common stock	79,536	80	999,920	—	1,000,000
Conversion of convertible notes payable	275,400	275	3,327,853	—	3,328,128
Beneficial conversion on notes payable	—	—	134,410	—	134,410
Net loss	—	—	—	(1,424,433)	(1,424,433)

Balance as of June 30, 2010 (unaudited)	2,261,862	$2,262	$6,273,906	$(6,603,882)	$(327,714)

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
	(unaudited)	(unaudited)				(unaudited)
Cash flows from operating activities:
Net loss	$(1,424,433)	$(1,225,509)	$(2,515,878)	$(1,564,069)	$(5,177,649)	$(6,602,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	23,622	14,154	32,084	7,702	48,087	71,709
Non-cash interest expense	191,604	120,075	221,899	146,678	434,299	625,903
Share-based compensation expense	253,533	17,951	171,059	24,526	213,932	467,465
Changes in operating assets and liabilities:
Prepaid expenses	(7,756)	4,831	2,036	(9,851)	(10,898)	(18,654)
Other assets	—	—	—	—	(75,000)	(75,000)
Accounts payable	(28,635)	(66,956)	(23,248)	82,218	81,175	52,540
Accrued interest payable	35,839	3,912	33,598	6,225	52,675	88,514
Accrued expenses	(163,045)	(22,248)	179,426	78,389	293,584	130,539

Net cash used in operating activities	(1,119,271)	(1,153,790)	(1,899,024)	(1,228,182)	(4,139,795)	(5,259,066)

Cash flows from investing activities:
Purchases of property and equipment	(18,653)	(100,448)	(174,898)	(23,637)	(205,523)	(224,176)

Net cash used in investing activities	(18,653)	(100,448)	(174,898)	(23,637)	(205,523)	(224,176)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	200,000	1,200,000	1,580,000	1,436,000	3,981,000	4,181,000
Proceeds from (payments on) loans payable	(90,985)	—	513,800	—	590,985	500,000
Proceeds from issuance of common stock	1,000,000	—	—	—	—	1,000,000

Net cash provided by financing activities	1,109,015	1,200,000	2,093,800	1,436,000	4,571,985	5,681,000

(Decrease) increase in cash and cash equivalents	(28,909)	(54,238)	19,878	184,181	226,667	197,758
Cash and cash equivalents at beginning of period	226,667	206,789	206,789	22,608	—	—

Cash and cash equivalents at end of period	$197,758	$152,551	$226,667	$206,789	$226,667	$197,758

(continued)

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS (concluded)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
	(unaudited)	(unaudited)				(unaudited)
Supplemental disclosure of cash flow information and non-cash transactions:
Cash paid for interest	$20,924	$—	$—	$—	$—	$20,924

Conversion of convertible notes payable and accrued interest into common stock	$3,328,128	$1,055,438	$1,344,356	$—	$1,344,356	$4,672,484

Beneficial conversion feature on convertible notes payable	$134,410	$—	$—	$—	$—	$134,410

Issuance of founders shares	$—	$—	$—	$—	$1,800	$1,800

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008, and the Period from

November 28, 2005 (Inception) through December 31, 2009

1.	NATURE OF OPERATIONS

Business

InVivo Therapeutics Corporation (“InVivo” or the “Company”) was incorporated on November 28, 2005 under the laws of the State of Delaware. The Company is developing and commercializing biopolymer scaffolding devices for the treatment of spinal cord injuries (“SCI”). The biopolymer devices are designed to protect the damaged spinal cord from further secondary injury and promote neuroplasticity, a process where functional recovery can occur through the rerouting of signaling pathways to the spared healthy tissue.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage.

The Company is subject to a number of risks similar to other companies in their industry including rapid technological change, the risk that its products will fail to demonstrate efficacy in clinical trials, uncertainty of market acceptance of the product, competition from larger companies with similar products and dependence on key personnel.

Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2009, the Company had cash of approximately $227,000, an accumulated deficit of approximately $5,179,000 and a stockholders’ deficit of approximately $3,619,000. The Company is in the development stage, has no revenue and has relied on raising capital to finance its operations. At December 31, 2009, the Company did not have sufficient capital to fund its operations. This, in turn, raises substantial doubt about the Company’s ability to continue as a going concern. The Company has plans for raising capital through a private placement of its common stock to provide it with the capital required to continue funding its operations.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the financial statements is as follows:

Use of estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and changes in estimates may occur.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Property and equipment

Property and equipment are carried at cost. Depreciation expense is provided over the estimated useful lives of the assets using the straight-line method. A summary of the estimated useful lives is as follows:

Classification	Estimated Useful Life
Computer hardware	5 years
Software	3 years
Research and lab equipment	5 years

Depreciation expense for the six months ended June 30, 2010 and for the years ended December 31, 2009 and 2008 was $21,122, $27,084 and $2,702, respectively. Maintenance and repairs are charged to expense as incurred, while any additions or improvements are capitalized.

Research and development expenses

Costs incurred for research and development are expensed as incurred.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

For federal and state income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement and the tax basis of assets and liabilities. Deferred income taxes are based upon prescribed rates and enacted laws applicable to periods in which differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, the Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.

Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. There were no uncertain tax positions that require accrual or disclosure to the financial statements as of June 30, 2010 or December 31, 2009.

Concentrations of credit risk

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company may from time to time have cash in banks in excess of FDIC insurance limits.

Impairment of long-lived assets

The Company continually monitors events and changes in circumstances that could indicate that carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than an asset’s carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying value of the asset may not be recoverable. No impairment charges were recorded in the six months ended June 30, 2010 or for the years ended December 31, 2009 and 2008.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based payments

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the statement of operations over the service period based on a measurement of fair value for each stock-based award. The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option-pricing model. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Due to its limited operating history and limited number of sales of its Common Stock, the Company estimates its volatility in consideration of a number of factors including the volatility of comparable public companies.

Recent accounting pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) ratified an accounting pronouncement that provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. This accounting pronouncement is effective for fiscal years beginning after December 15, 2008. The consensus must be applied to outstanding instruments as of the beginning of the fiscal year in which the consensus is adopted and should be treated as a cumulative-effect adjustment to the opening balance of retained earnings. Early adoption is not permitted. On January 1, 2009, the Company adopted this pronouncement and it did not have a material impact on the Company’s financial statements or related disclosures.

In October 2009, the FASB issued two related accounting pronouncements, Accounting Standards Update (“ASU”) 2009-13 and ASU 2009-14, relating to revenue recognition. One pronouncement provides guidance on allocating the consideration in a multiple-deliverable revenue arrangement and requires additional disclosure, while the other pronouncement provides guidance specific to revenue arrangements that include software elements. Both of these pronouncements are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and both must be adopted together. The Company does not expect the adoption of these pronouncements to have a material impact on its financial statements.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

SIGNIFICANT ACCOUNTING POLICIES (concluded)

Recent accounting pronouncements (concluded)

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. This Update requires new disclosures and clarifies existing disclosures regarding recurring and nonrecurring fair value measurements to provide increased transparency to users of the financial statements. The new disclosures and clarification of existing disclosures are effective for interim and annual periods beginning after December 15, 2009, except for the disclosures pertaining to the roll forward of activity for Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this Update on January 1, 2010 did not have a material impact on its financial statements.

3.	OTHER ASSETS

Other assets consist of a patent licensing fee paid to license intellectual property (see Note 12). The Company is amortizing the license fee to research and development over its 15-year term.

	June 30, 2010	December 31,
		2009	2008
	(unaudited)
Patent licensing fee	$75,000	$75,000	$75,000
Accumulated amortization	(18,861)	(16,361)	(11,361)

	$56,139	$58,639	$63,639

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30, 2010	December 31,
		2009	2008
	(unaudited)
Computer software and hardware	$55,784	$47,668	$30,625
Research and lab equipment	168,392	157,855	—
Less accumulated depreciation	(52,848)	(31,726)	(4,642)

	$171,328	$173,797	$25,983

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

5.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

	June 30, 2010	December 31,
		2009	2008
	(unaudited)
Other accrued expenses	$3,000	$138,750	$11,725
Accrued payroll	23,507	18,969	14,500
Accrued vacation	24,032	15,865	7,933
Deferred compensation	80,000	120,000	80,000

	$130,539	$293,584	$114,158

Deferred compensation represents amounts owed to the Chief Executive Officer (“CEO”) and majority shareholder with respect to annual bonuses granted but not paid.

6.	LOANS PAYABLE

Loans payable consisted of the following:

	June 30, 2010	December 31,
		2009	2008
	(unaudited)
Advances from related party	$—	$90,985	$77,185
Loan payable	500,000	500,000	—

	$500,000	$590,985	$77,185

Advances from related party represent cash advances received from CEO and majority shareholder which permitted the Company to continue to fund its operations until it raised additional capital. Interest accrued on these advances at an annual rate of 8%. Interest expense related to Advances from related party was $2,310 in the six months ended June 30, 2010 and $8,437 and $6,225 in the years ended December 31, 2009 and 2008, respectively.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

LOANS PAYABLE (concluded)

The Company issued a $500,000 Note Payable in June 2009 to the Massachusetts Life Science Center, an independent public agency of the State of Massachusetts. The Company received the $500,000 of funding from the Massachusetts Life Science Accelerator Program which was established for the purpose of providing seed capital to promising early stage life science companies. The terms of the Note Payable call for full repayment upon the earlier of five years, the sale of the Company or a financing that raises minimum net proceeds of $5,000,000. Interest accrues on the Note Payable at an annual rate of 10% and is payable at maturity. Interest expense related to the Note Payable was $24,795 in the six months ended June 30, 2010 and $25,205 and none in the years ended December 31, 2009 and 2008, respectively.

7.	INCOME TAXES

No provision or benefit for federal or state income taxes has been recorded, as the Company has incurred a net loss for all of the periods presented, and the Company has provided a valuation allowance against its deferred tax assets.

At June 30, 2010 and December 31, 2009, the Company had federal and Massachusetts net operating loss carryforwards of approximately $5,491,000 and $4,139,000, respectively, of which federal carryforwards will expire in varying amounts beginning in 2021. Massachusetts net operating losses begin to expire in 2011. Utilization of net operating losses may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code, and similar state provisions. The annual limitations may result in the expiration of net operating losses before utilization. The Company also had research and development tax credit carryforwards at June 30, 2010 and December 31, 2009 of approximately $172,000 and $154,000, respectively, which will begin to expire in 2018 unless previously utilized.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (continued)

Significant components of the Company’s net deferred tax asset are as follows:

	Six Months Ended June 30, 2010	Years Ended December 31,
		2009	2008
	(unaudited)
Net operating loss carryforward	$2,215,000	$1,679,000	$812,000
Research credit carryforward	172,000	154,000	114,000
Stock based compensation	162,000	69,000	—
Accrued interest	36,000	151,000	103,000
Other temporary differences	36,000	52,000	32,000

	2,621,000	2,105,000	1,061,000
Valuation allowance	(2,621,000)	(2,105,000)	(1,061,000)

Net deferred tax asset	$—	$—	$—

The Company has maintained a full valuation allowance against its deferred tax assets in all periods presented. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax assets, a full valuation allowance has been provided. In the years ended December 31, 2009 and 2008, the valuation allowance increased by $1,044,000 and $630,000, respectively.

The Company has no unrecognized tax benefits at June 30, 2010 and December 31, 2009 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Since the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (concluded)

Income tax benefits computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

	Six Months Ended June 30, 2010	Years Ended December 31,
		2009	2008
	(unaudited)
Statutory tax rate	34.0%	34.0%	34.0%
State taxes, net of federal benefit	5.6%	6.2%	5.8%
Permanent differences and other	(3.7)%	(0.2)%	(2.6)%
R&D credits	1.3%	1.6%	3.5%
Increase in valuation reserve	(37.2)%	(41.6)%	(40.7)%

Effective tax rate	0.0%	0.0%	0.0%

8.	CONVERTIBLE NOTES PAYABLE

The Company issued Convertible Notes Payable to investors totaling $4,181,000. In the six months ended June 30, 2010 and years ended December 31, 2009 and 2008, these notes provided cash proceeds of $200,000, $1,580,000 and $1,436,000, respectively.

The terms of the Convertible Notes Payable stipulate that the notes will be converted into shares of Common Stock upon the earlier of maturity of the notes or the completion of a single financing or a series of related financings that raise a minimum of $4,000,000 or $5,000,000 depending on the terms of the individual notes. The notes convert at the offering price of such financing.

Certain of the notes entitled the holders to receive either a 10% or 20% discount on the conversion price if the notes were converted prior to the maturity date. The Company initially measured the contingent beneficial conversion feature upon issuance as the difference between the conversion price and the fair value of the Common Stock. The Company assumed the most favorable conversion price that would be in effect assuming no changes to the circumstances other than the passage of time. Therefore, no beneficial conversion feature was recorded at issuance. In March 2010, the Company completed a series of financings exceeding $4 million which accelerated the conversion of certain notes prior to their maturity dates triggering the discount provisions discussed above.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

CONVERTIBLE NOTES PAYABLE (concluded)

The Company recorded the beneficial conversion features as a discount on the notes and additional paid-in capital. As the discounts occurred simultaneously with the conversion of the notes, the discounts were immediately accreted to non-cash interest expense. In the six months ended June 30, 2010, the Company recorded beneficial conversion features and related non-cash interest expense of $134,410.

In the year ended December 31, 2009, Convertible Notes Payable with a principal balance of $1,141,000 and accrued interest payable of $203,366 converted at maturity into 106,926 shares of Common Stock.

In the six months ended June 30, 2010, the remaining outstanding Convertible Notes Payable of $3,040,000 and accrued interest payable of $288,128 converted into 275,400 shares of Common Stock upon a financing event, as defined above. As of June 30, 2010, all of the Convertible Notes Payable had been converted into Common Stock.

Interest accrued on the outstanding balances at an annual rate of 8%. At the election of the Company, the accrued interest was to be paid in cash or in Common Stock at the time the notes were converted to Common Stock. For the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008, the Company accrued interest expense on the notes of $57,195, $221,899 and $146,678, respectively. For the six months ended June 30, 2010, the Company accrued interest expense $29,852 for the interest owed that the Company elected to pay in cash in lieu of Common Stock.

9.	COMMON STOCK

The Company has authorized 5,000,000 of Common Stock, $0.001 par value per share, of which 2,261,862 shares, 1,906,926 shares and 1,800,000 shares were issued and outstanding as of June 30, 2010 and December 31, 2009 and 2008, respectively.

At inception, the Company issued its founders 1,800,000 shares of common stock with a par value of $1,800 for no consideration.

In March 2010, the Company sold 79,536 shares of Common Stock to an investor at a price per share of $12.57 and the Company received cash proceeds of $1,000,000.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

COMMON STOCK (concluded)

In the six months ended June 30, 2010, the Company issued 275,400 shares of Common Stock to the holders of Convertible Notes Payable upon the conversion of these notes. At the conversion date, the principal balance of $3,040,000 and accrued interest payable of $288,128 were converted into Common Stock at a price of $12.57 per share. Certain notes provided for conversion at a discount to the $12.57 price (see Note 8).

In 2009, the Company issued 106,926 shares of Common Stock to the holders of Convertible Notes Payable upon conversion of these notes. At the conversion dates, the principal balance of $1,141,000 and accrued interest payable of $203,366 were converted into Common Stock at a price of $12.57 per share.

To date, the Company has delivered stock certificates for 182,444 shares of Common Stock to the holders of Convertible Notes Payable as a result of conversions. The Company has requested that the holders sign an acknowledgement that they accept the terms of the conversion and a stockholders agreement. The Company intends to deliver the remaining stock certificates for 199,882 share of Common Stock to holders upon receipt of the acknowledgement letter and stockholders agreement. To date, the terms of the conversion have been disputed by certain shareholders (see Note 13).

10.	STOCK OPTIONS

The Company adopted a Stock Option Plan in 2007 (the “2007 Plan”). Pursuant to the 2007 Plan, the Company’s Board of Directors (or committees and/or executive officers delegated by the Board of Directors) may grant incentive and nonqualified stock options to the Company’s employees, officers, directors, consultants and advisors. Plan options are exercisable for up to 10 years from the date of issuance. As of December 31, 2009, the aggregate number of common shares which may be issued under the 2007 Plan was 1,000,000 shares.

Share-based compensation

For stock options issued and outstanding during the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008, the Company recorded non-cash, stock-based compensation expense of $253,533, $171,059 and $24,526, respectively, each net of estimated forfeitures.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

STOCK OPTIONS (continued)

Share-based compensation (continued)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Due to its limited operating history and limited number of sales of its common stock, the Company estimated its volatility in consideration of a number of factors including the volatility of comparable public companies. The Company uses historical data, as well as subsequent events occurring prior to the issuance of the financial statements, to estimate option exercises and employee terminations within the valuation model. The expected term of options granted under the Company’s stock plans, all of which qualify as “plain vanilla,” is based on the average of the contractual term (generally 10 years) and the vesting period (generally 48 months) as permitted under SEC Staff Accounting Bulletin Nos. 107 and 110. For non-employee options, the expected term is the contractual term. The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the option.

The assumptions used principally in determining the fair value of options granted to employees were as follows:

	Six Months Ended June 30, 2010	Years Ended December 31,
		2009	2008
	(unaudited)
Risk-free interest rate	3.24%	2.68%	3.24%
Expected dividend yield	0%	0%	0%
Expected term (employee grants)	7.45 years	6.25 years	7.75 years
Expected volatility	49.15%	50.10%	49.15%

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

STOCK OPTIONS (concluded)

Share-based compensation (concluded)

A summary of option activity under the Company’s stock plans and options granted to officers of the Company outside any plan as of June 30, 2010, December 31, 2009 and 2008 and changes during the periods then ended is presented below:

Options	Shares	Weighted - Average Exercise Price	Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2008	127,000	$1.00
Granted	89,456	$1.00

Outstanding at December 31, 2008	216,456	$1.00
Granted	70,000	$11.91
Forfeited	(6,000)	$1.00

Outstanding at December 31, 2009	280,456	$3.72	8.46	$2,481,256

Granted	42,000	$12.57

Outstanding at June 30, 2010 (unaudited)	322,456	$4.88	8.20	$2,481,256

Vested at December 31, 2009	106,865	$1.00	7.76	$1,236,428

Unvested at December 31, 2009	173,591	$5.40	8.89	$1,244,828

Vested at June 30, 2010 (unaudited)	134,166	$1.00	7.25	$1,552,301

Unvested at June 30, 2010 (unaudited)	188,290	$7.64	8.89	$928,955

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 was $6.40, $6.13 and $0.48 per share, respectively. The total fair value of options that vested in the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 was $139,505, $346,976 and $297,736, respectively. As of June 30, 2010 and December 31, 2009, there was approximately $1,031,986 and $1,026,595 of total unrecognized compensation expense, respectively, related to non-vested share-based option compensation arrangements. The unrecognized compensation expense is estimated to be recognized over a period of 2.82 years at June 30, 2010 and 2.72 years at December 31, 2009.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

11.	EMPLOYEE BENEFIT PLAN

In November 2006, the Company adopted a 401(k) plan (the “Plan”) covering all employees. Employees must be 21 years of age in order to participate in the Plan. Under the Plan, the Company has the option to make matching contributions but has elected not to do so.

12.	INTELLECTUAL PROPERTY LICENSE

The Company has obtained a world-wide exclusive license (the “CMCC License”) for patents co-owned by Massachusetts Institute of Technology and Harvard’s Children’s Hospital covering the use of biopolymers to treat spinal cord injuries, and to promote the survival and proliferation of human stem cells in the spinal cord. The CMCC License has a 15-year term, or as long as the life of the last expiring patent right, whichever is longer, unless terminated earlier by the licensor. In connection with the CMCC License, the Company paid an initial $75,000 licensing fee (see Note 3) and is required to pay certain annual maintenance fees, milestone payments and royalties. All costs associated with maintenance of the CMCC License are expensed as incurred.

13.	COMMITMENTS AND CONTINGENCIES

In 2009, the Company filed a lawsuit against a party alleging damages from a breach of a contract under which the party was providing services to the Company. In exchange for a payment of $383,000 from the party, the Company agreed to dismiss the lawsuit. The $383,000 received was recorded as Other Income in the Statement of Operations in the year ended December 31, 2009.

The Company has received a claim from a single holder of $200,000 of Convertible Notes Payable disputing the terms of the conversion and the party has threatened to litigate, although no such litigation has been commenced. Certain other shareholders have also disputed the terms of the conversion. The Company intends to vigorously defend itself in these matters.

14.	RESTATEMENT

The Company is restating the inception to date statements of operations to correct an arithmetic error. The statement of operation line items were impacted by the following amounts:

	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
Research and development	$(790,034)	$(790,034)
General and administration	(311,542)	(311,542)
Interest income	(54)	(54)
Interest expense	(123,987)	(123,987)
Net loss	(1,225,509)	(1,225,509)

15.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 29, 2010, which is the date the financial statements were available to be issued. Other than as discussed below, there were no subsequent events that require adjustment to or disclosure in the financial statements.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Concluded)

SUBSEQUENT EVENTS (concluded)

Bridge financing

From July through September 2010, the Company raised $500,000 from the sale of 6% convertible promissory notes (the “Bridge Notes”). The Bridge Notes will automatically convert into the equity securities of the next financing if a minimum of $3 million is raised; otherwise the notes are due and payable on December 31, 2010. The Bridge Notes accrue interest at a rate of 6% per annum.

In connection with the Bridge Notes, the Company also issued to the investors warrants to purchase 36,310 shares of Common Stock. The warrants are exercisable for a period of five years with an exercise price of $13.77 per share. The warrants have anti-dilution rights. Therefore, the Company expects to account for these warrants as derivative liabilities.

The Company engaged a registered broker-dealer as a placement agent in conjunction with the Bridge Notes. As compensation, the placement agent received a warrant to purchase 7,262 shares of Common Stock an exercise price of $13.77 per share.

See report of independent registered public accounting firm.